UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2014

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On January 17, 2014, Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), issued a press release announcing the officer changes described under Item 8.01 below.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Ameren Missouri or Ameren Corporation under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 8.01	Other Events.

On January 17, 2014, Ameren Missouri announced that Adam Heflin, Senior Vice President and Chief Nuclear Officer (“CNO”) of Ameren Missouri, will leave Ameren Missouri to become Chief Executive Officer and Chief Nuclear Officer of The Wolf Creek Nuclear Operating Corporation, an entity not affiliated with Ameren Corporation. Effective January 17, 2014, Fadi Diya, most recently the Vice President of Nuclear Operations of Ameren Missouri, was promoted to the positions of Senior Vice President and CNO of Ameren Missouri.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Press release by Ameren Missouri, dated January 17, 2014.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY (Registrant)

By:	/s/ Warner L. Baxter
Name:	Warner L. Baxter
Title:	Chairman, President and Chief Executive Officer

Dated: January 17, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by Ameren Missouri, dated January 17, 2014.

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